Exhibit 99.1

Con-way

NEWS RELEASE

Contacts:

Investor: Patrick Fossenier   1+ 734-757-1557

News Media: Gary Frantz     1+ 734-757-1558

CON-WAY INC. AMENDS AND EXTENDS CREDIT FACILITY

ANN ARBOR, Mich. — August 2, 2011 — Con-way Inc. (NYSE:CNW) today announced that it has successfully amended its $325 million revolving credit facility to extend the maturity date by approximately 21 months, from November 2014 to August 2016.  The company also negotiated an improved pricing grid that reduces the cost of utilizing the facility.

Con-way primarily uses this facility to provide letters of credit in support of the company’s self insurance programs.

For further details, please see the Company's Current Report on Form 8-K being filed today with the SEC.

About Con-way Inc. -- Con-way Inc. (NYSE:CNW) is a $5.0 billion freight transportation and logistics services company headquartered in Ann Arbor, Mich. Con-way delivers industry-leading services through its primary operating companies of Con-way Freight, Con-way Truckload and Menlo Worldwide. These operating units provide high-performance, day-definite less-than-truckload (LTL), full truckload and multimodal freight transportation, as well as logistics, warehousing and supply chain management services. Con-way also operates Road Systems Inc., a trailer refurbishing and manufacturing company which supplies trailing equipment to the company’s trucking fleets.  Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries.  For more information about Con-way, visit www.con-way.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including: any projections of earnings, revenues, weight, yield, volumes, income or other financial or operating items, all statements of the plans, strategies, expectations or objectives of Con-way’s management for future operations or other future items, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any legal and other claims and proceedings that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements regarding strategic acquisitions, any statements of estimates or belief, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements  include: changes in general business and economic conditions, increasing competition and pricing pressure, the creditworthiness of Con-way's customers and their ability to pay for services rendered, changes in fuel prices or fuel surcharges, the possibility that Con-way may, from time to time, be required to record impairment charges for goodwill, intangible assets and other long-lived assets, the possibility of defaults under Con-way's revolving credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), uncertainty in the credit markets, including the effect on Con-way’s ability to refinance indebtedness as and when it becomes due, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company, environmental and tax matters, and matters relating to Con-way's defined benefit pension plans, including the effect on the plans of changes in discount rates and in the value of plan assets. The factors included herein and in Item 7 of Con-way's 2010 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.